Exhibit 10.7
KiOR, INC.
2011 LONG-TERM INCENTIVE PLAN
     1. Plan. This KiOR, Inc. 2011 Long-Term Incentive Plan (this “Plan”) was adopted by the Board of Directors of KiOR, Inc., a Delaware corporation (the “Company”), to reward certain officers, employees and directors of the Company and its Subsidiaries by enabling them to acquire shares of Common Stock and by providing for certain cash benefits.
     2. Objectives. This Plan is designed to attract and retain officers, employees and directors of the Company and its Subsidiaries, to encourage the sense of proprietorship of such officers, employees and directors, to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries, and to provide such persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby aligning the interests of Participants and the Company’s stockholders, motivating Participants to act in the long-term best interests of the Company and its Subsidiaries, and providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.
     3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:
     (a) “Award” means any Option, SAR, Stock Award, Restricted Stock Unit Award, Performance Stock Unit Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish.
     (b) “Award Agreement” means a written notice or agreement setting forth the terms, conditions and limitations applicable to an Award, to the extent the Committee determines such agreement is necessary.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Cash Award” means an award denominated in cash.
     (e) “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions, but only if such transaction constitutes a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation under Section 409A of the Code and accompanying U.S. Treasury regulations:
     i. a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, or

     ii. a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company, or
     iii. the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.
     (f) In no event shall any public offering of the Company’s securities be deemed to constitute a Change in Control.
     (g) “Code” means the Internal Revenue Code of 1986, as amended.
     (h) “Committee” means such committee of two or more members of the Board as is designated by the Board to administer this Plan, or the full Board if so designated.
     (i) “Common Stock” means the Class A Common Stock, par value $.0001 per share, of the Company.
     (j) “Company” means KiOR, Inc., a Delaware corporation.
     (k) “Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a Company-sponsored accident and health plan. Notwithstanding the foregoing, with respect to an Incentive Stock Option, “Disability” means a permanent and total disability, within the meaning of Section 22(e)(3) of the Code, as determined by the Plan Committee in good faith, upon receipt of medical advice from one or more individuals, selected by the Plan Committee, who are qualified to give professional medical advice.
     (l) “Director” means a member of the Board of Directors of the Company.
     (m) “Effective Date” means the date on which the Company first receives payment for the shares of Common Stock it sells under the first registration statement filed under the Securities Act of 1933, as amended, and respecting an underwritten primary offering by the Company of shares of Common Stock that is declared effective under that Act and the shares registered by that registration statement are issued and sold by the Company (otherwise than pursuant to the exercise of any overallotment option).
     (n) “Employee” means an employee or officer of the Company or any of its Subsidiaries.
     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (p) “Fair Market Value” means, as of a particular date, (i) if the shares of Common Stock are listed on a national securities exchange, the final closing sales price per share of Common Stock as reported on the consolidated transaction reporting system of such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are not so listed but are quoted by The NASDAQ Stock Market LLC, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for The NASDAQ Stock Market LLC on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the shares of Common Stock are not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by The NASDAQ Stock Market LLC, or, if not reported by The NASDAQ Stock Market LLC, by OTC Markets Group Inc., or (iv) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.
     (q) “Grant Date” means the date an Award is granted to a Participant pursuant to this Plan.
     (r) “Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.
     (s) “Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.
     (t) “Non-Qualified Performance Award” means a Performance Award that is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 8(a)(vii)(A) of this Plan.
     (u) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.
     (v) “Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Non-Qualified Stock Option.
     (w) “Participant” means an Employee or Director to whom an Award has been granted under this Plan.
     (x) “Performance Award” means an Award made pursuant to this Plan that is subject to the attainment of one or more performance goals.
     (y) “Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Qualified Performance Award shall be earned.
     (z) “Performance Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash.
     (aa) “Performance Stock Unit Award” means an Award of Performance Stock Units that, upon attainment of the performance goals, entitles the Participant to shares of Common Stock.

     (bb) “Plan” has the meaning set forth in Section 1.
     (cc) “Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 8(a)(vii)(B) of this Plan.
     (dd) “Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.
     (ee) “Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.
     (ff) “Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.
     (gg) “Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued), no longer restricted or no longer subject to forfeiture provisions.
     (hh) “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price.
     (ii) “Stock Award” means an Award in the form of shares of Common Stock, including an Award of Restricted Stock.
     (jj) “Subsidiary” means (i) with respect to any Awards other than Incentive Stock Options, any corporation, limited liability company or similar entity of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity, and (ii) with respect to Awards of Incentive Stock Options, any subsidiary within the meaning of Section 424(f) of the Code.
     4. Duration; Transition Relief.
     (a) Duration. This Plan will expire on the tenth anniversary of the Effective Date or, if later, the tenth anniversary of any subsequent approval of the Plan by stockholders, and no Awards may be granted on or after the expiration of this Plan; provided, however, that any Award granted prior to the expiration of this Plan shall remain outstanding in accordance with its terms.
     (b) Transition Relief. This Plan qualifies for the transition relief from the deductibility limitation of Section 162(m) of the Code as provided under Treasury Regulation § 162(m)-27(f).

     5. Administration.
     (a) Authority of the Committee. This Plan shall be administered by the Committee except as otherwise provided herein. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to Section 5(c) hereof, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by Section 15 hereof; provided, however, that no such action shall permit the term of any Option to be greater than ten years from the applicable Grant Date. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of this Plan. Any decision of the Committee with respect to Awards or in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.
     (b) Indemnification. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 5(d) hereof shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
     (c) Prohibition on Repricing of Awards. No Option or SAR may be repriced, replaced, regranted through cancellation or modified without stockholder approval (except in connection with a change in the Company’s capitalization), if the effect would be to reduce the Grant Price for the shares underlying such Award.
     (d) Delegation of Authority. The Committee may delegate to the President and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish with respect to Awards, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan.
     6. Eligibility. All Employees and Directors are eligible for Awards under this Plan. The Committee shall select the Participants in this Plan from time to time for the grant of Awards under this Plan. In no event will an Incentive Stock Option be granted to any person other than an Employee.

     7. Common Stock Available for Awards. Subject to the provisions of Section 15 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under this Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed 10% of number of shares of Common Stock and Class B Common Stock, par value $.0001 per share, of the Company outstanding on the Effective Date. All shares of Common Stock available under this Plan may be the subject of Incentive Stock Options.
     The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited, terminated or expire unexercised shall again immediately become available for Awards hereunder. The number of shares of Common Stock available under this Plan shall not be increased by shares of Common Stock tendered, surrendered or withheld in connection with the exercise or settlement of an Award or the Company’s tax withholding obligations. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the maximum shares available under this Plan as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.
     8. Awards.
     (a) The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the individuals who are to be the recipients of such Awards. Each Award shall be evidenced in such communications as the Committee deems appropriate, including in an Award Agreement, and shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Awards may consist of those listed in this Section 8(a) and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided, however, that, except as contemplated in Section 15 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR with a higher Grant Price nor may the Grant Price of any Option or SAR be reduced. All or part of an Award may be subject to conditions established by the Committee. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other agreement with the Participant.
     (i) Option. An Award may be in the form of an Option. An Option awarded to an Employee pursuant to this Plan may consist of either an Incentive Stock Option or a Non-Qualified Stock Option. An Option awarded to a Director may only consist of a Non-Qualified Stock Option. On the Grant Date, the Grant Price of an Option shall not be less than the Fair Market Value of the Common Stock subject to such Option. The term of the Option shall extend no more than ten years after the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

     The aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and any other stock option plan of the Company or any of its Subsidiaries shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, Incentive Stock Options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.
     No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.
     (ii) Stock Appreciation Rights. An Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than ten years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.
     (iii) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.
     (iv) Restricted Stock Unit Awards. An Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to dividend equivalents, shall be determined by the Committee.

     (v) Performance Stock Unit Awards. An Award may be in the form of a Performance Stock Unit Award. The terms, conditions and limitations applicable to any Performance Stock Unit Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee. Performance Stock Unit Awards shall be in the form of a Non-Qualified Performance Award or a Qualified Performance Award and shall have a minimum performance period of one year from the date of grant.
     (vi) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards pursuant to this Plan, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.
     (vii) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award described above that is granted to an Employee may also be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid and/or the portion that may be exercised.
     (A) Non-Qualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee shall determine.
     (B) Qualified Performance Awards. Performance Awards granted to Employees under this Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vest or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business segments, units, or divisions of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following:
•	Cash flow measures (including but not limited to before or after tax cash flow, cash flow per share, cash flow return on capital, net cash flow or attainment of working capital levels);

•	Expense measures (including but not limited to overhead cost, research and development expense, general and administrative expense and improvement in or attainment of expense levels);

•	Income measures (including but not limited to net income and income before or after taxes);

•	Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, net operating profit after tax, operating efficiency, production volumes and production efficiency);

•	Return measures (including but not limited to return on capital employed, return on equity, return on investment and return on assets);

•	Stock price measures (including but not limited to price per share, growth measures and total stockholder return);

•	Earnings per share (actual or targeted growth);

•	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	Net earnings;

•	Market share;

•	Debt to equity ratio;

•	Debt reduction;

•	Acquisition of financings;

•	Economic value added (or an equivalent metric);

•	Cash available for distribution;

•	Cash available for distribution per share;

•	Operating income;

•	Margins;

•	Implementing or completion of critical projects, including a commercial production facility;

•	Obtaining regulatory approvals;

•	Satisfaction of offtake agreement requirements;

•	Revenue or sales;

•	Total market value;

•	Reliability;

•	Productivity;

•	Acquisition of feedstock; and

•	Corporate values measures (including but not limited to diversity commitment, ethics compliance, environmental and safety, product liability claims).
Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of this Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those

Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.
     (b) Notwithstanding anything to the contrary contained in this Plan, no Employee may be granted, during the term of this Plan, Awards consisting of, relating to, or exercisable for more than 500,000 shares of Common Stock (this limitation being hereinafter referred to as “Stock Based Awards Limitation”).
     9. Change in Control. The Committee may provide in an Award Agreement for accelerated vesting and exercisability of any Award in connection with a Change in Control; this provision does not limit the authority of the Board to provide for adjustments as described under Section 15.
     10. Payment of Awards.
     (a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For an Award of Restricted Stock, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For an Award of Restricted Stock Units or Performance Stock Units, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.
     (b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment; provided, however, that if deferral is permitted, such deferral shall be in compliance with the requirements of Section 409A of the Code. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.
     (c) Dividends; Dividend Equivalents and Interest. Rights to dividends and dividend equivalents shall not be extended to and made part of any Award. The Committee may establish rules and procedures for the crediting of interest on deferred cash payments for Awards.
     11. Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at

Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including “cashless exercise”). Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section.
     12. Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes or other amounts. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value on the date the tax withholding is required to be made.
     13. Amendment, Modification, Suspension or Termination of this Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Common Stock is listed.
     14. Assignability. Except as otherwise provided herein, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and during the lifetime of a Participant, any Award shall be exercisable only by the Participant, or, in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by the Participant’s guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 14 shall be null and void. Upon the Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.
     Notwithstanding any provision of this Plan to the contrary, the Committee may permit transfers of Non-Qualified Stock Options, SARs, Stock Awards, Restricted Stock Unit Awards or Cash Awards to Family Members (including, without limitation, transfers as a result of a domestic relations order which has been approved as to form by the Committee) subject to such terms and conditions as the Committee shall determine. “Family Members” means as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.
     15. Adjustments.
     (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
     (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitation shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitation to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.
     (c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the Grant Price of such Award.
     (d) No adjustment or substitution pursuant to this Section 15 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.
     16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.
     17. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board and the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
     18. Section 409A of the Code. The Awards are intended to comply with or be exempt from Section 409A of the Code and the provisions of the Award Agreement will be construed accordingly. If a provision of an Award would result in the imposition of an applicable tax under Section 409A of the Code, such provision shall be reformed to avoid imposition of the applicable tax if permissible and no such action taken to comply with Section 409A of the Code shall be deemed to adversely affect the rights or benefits under such Award.
     If an Award is intended to comply with Section 409A of the Code, all payments to be made upon a termination of employment under such Award may only be made upon a “separation from service” (as defined in Section 409A of the Code). For purposes of Section 409A of the Code, each payment under an Award is treated as a separate payment for purposes of applying Section 409A of the Code. In no event may the Participant, directly or indirectly, designate the calendar year of payment.

     If the Participant is deemed to be a “specified employee” as of the date of his or her “separation from service” (each as defined in Section 409A of the Code) as determined by the Company, the payment of any amount under an Award on account of separation from service that is deferred compensation subject to Section 409A of the Code and not otherwise exempt from Section 409A of the Code, shall not be paid before the earliest of (i) the first business day that is at least six months after the date of the Participant’s separation from service, (ii) the date of the Participant’s death, or (iii) the date that otherwise complies with the requirements of Section 409A of the Code. This provision shall be applied by accumulating all payments that otherwise would have been paid within six months of the Participant’s separation from service and paying such accumulated amounts, without interest, at the earliest date as described in the preceding sentence and any remaining payments due under such Award shall be paid or provided in accordance with the normal payment dates specified therein.
     19. Parachute Payment Limitation. Notwithstanding any contrary provision of this Plan, the Committee may provide in an Award Agreement or in any other agreement with the Participant for a limitation on the acceleration of vesting and exercisability of unmatured Awards to the extent necessary to avoid or mitigate the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant or may provide for a supplemental payment to be made to the Participant as necessary to offset or mitigate the impact of the golden parachute excise tax on the Participant. In the event the Award Agreement or other agreement with the Participant does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then notwithstanding any contrary provision of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, shall be limited to three times the Participant’s base amount less one dollar and, to the extent necessary, the exercisability of an unmatured Award shall be reduced in order that this limitation not be exceeded, with the order of reduction applied first against the Award with the latest vesting date and continuing, as necessary, to those Awards with earlier vesting dates. For purposes of this Section 19, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Section 19 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.
     20. Right to Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or a Subsidiary.
     21. Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     22. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.